UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Piedmont Lithium Inc.
(Name of Registrant as Specified in Its Charter)
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32 North Main Street, Suite 100, Belmont, North Carolina 28012

Piedmont Lithium Inc. Announces Adjournment of 2022 Annual Meeting of Stockholders until Thursday, February 3, 2022 and Encourages All Stockholders to Vote

BELMONT, NORTH CAROLINA, January 11, 2022, Piedmont Lithium Inc. (“Piedmont Lithium” or the “Company”) (NASDAQ: PLL; ASX: PLL) today announced that after convening the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) virtually on Tuesday, January 11, 2022, at 11 a.m. Eastern Time, the Company adjourned the Annual Meeting until Thursday, February 3, 2022 at 2 p.m. Eastern Time.  Due to the COVID-19 pandemic and to mitigate the risks to the health and safety of our community, stockholders and employees, Piedmont Lithium will also be holding its rescheduled Annual Meeting in a virtual-only format, by way of webcast, and no physical or in-person meeting will be held.

At the original scheduled time of the Annual Meeting, a total of 7,329,207 shares of the Company’s common stock, or 46.18% of the common stock outstanding and entitled to vote as of November 22, 2021 (including shares of common stock underlying CHESS Depositary Interests (“CDIs”)), the record date for the Annual Meeting (the “Record Date”), were present at the Annual Meeting, either virtually or represented by proxy, which fell short of the majority of shares of common stock outstanding and entitled to vote required to reach quorum.  For the sole reason of the lack of quorum, the Company adjourned the Annual Meeting to provide the Company’s stockholders additional time to vote their shares.

The preliminary voting tabulation, as of the original scheduled time of the Annual Meeting, is set forth below.  As a reminder, the polls remain open and we encourage all stockholders to vote their shares if they have not already done so.  Details of the final voting results, including votes validly received at the rescheduled Annual Meeting, will be tabulated and included with the official minutes of the Annual Meeting and will be available for all stockholders in our filings with the U.S. Securities and Exchange Commission within four business days.

	Votes For	Votes Withheld	Broker Non-Votes
Proposal 1. Election of Class I Directors
• Mr. Keith Phillips	3,097,354	60,068	4,171,785
• Mr. Todd Hannigan	3,037,072	120,350	4,171,785

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2. Ratification of Deloitte & Touche LLP as Independent Auditor	7,131,059	165,652	32,496	-

Proposal 3. Approval to issue 10,786 stock options to Mr. Keith Phillips	1,914,920	1,184,493	58,009	4,171,785

Proposal 4. Approval to issue 5,344 restricted stock units to Mr. Keith Phillips	2,511,398	586,044	59,980	4,171,785

Proposal 5. Approval to issue 1,796 restricted stock units to Mr. Jeff Armstrong	2,008,587	1,089,972	58,863	4,171,785

Proposal 6. Approval to issue 1,197 restricted stock units to Mr. Jorge Beristain	1,983,107	1,090,525	83,790	4,171,785

Proposal 7. Approval to issue 1,197 restricted stock units to Mr. Todd Hannigan	2,006,853	1,092,079	58,490	4,171,785

Proposal 8. Approval to issue 1,197 restricted stock units to Mr. Claude Demby	2,006,740	1,092,045	58,637	4,171,785

Proposal 9. Approval to issue 1,197 restricted stock units to Ms. Susan Jones	2,009,241	1,089,373	58,808	4,171,785

We encourage all stockholders to actively take steps to vote their shares.  See below under “How do I vote?” for instructions on how to vote if you have not already voted.

We also encourage all stockholders and interested parties to refer to our Annual Report and Form 10-K for the year ended June 30, 2021 which can be found on our website at www.piedmontlithium.com.  You can also find our proxy materials, including our proxy statement dated November 30, 2021 (the “Proxy Statement”) on our website in the “Investors” section under “SEC Filings.”  The Proxy Statement and Annual Report are also available at www.proxyvote.com.

How can I participate in the rescheduled virtual Annual Meeting?

Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the rescheduled virtual Annual Meeting.  To participate in the rescheduled Annual Meeting, including to vote, ask questions and view the list of registered stockholders as of the Record Date during the meeting, stockholders of record should go to the same meeting website at www.virtualshareholdermeeting.com/PLL2022, enter the 16-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”) and follow the instructions on the website.  If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the rescheduled Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice.  Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the rescheduled Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the rescheduled Annual Meeting.

The meeting webcast will begin promptly at 2 p.m. Eastern Time.  Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures.  If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support.  Additional information regarding the rules and procedures for participating in the rescheduled Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.  Regardless of whether you plan to participate in the rescheduled Annual Meeting, it is important that your shares be represented and voted.  Accordingly, we encourage you to vote in advance of the rescheduled Annual Meeting.

How do I vote?

Full details on how to vote, change or revoke a vote, appoint a proxyholder, attend the rescheduled virtual Annual Meeting, ask questions and other general proxy matters are available in the Proxy Statement, available on the Company’s website or the sec.gov website.

The record date for determining stockholders and CDI holders eligible to vote at the Annual Meeting will remain the close of business on November 22, 2021.  Stockholders and CDI holders who have already submitted a valid proxy do not need to vote again for the rescheduled Annual Meeting, as the proxies submitted will remain valid.  Stockholders who have already submitted a proxy and want to change their vote, can update their vote in the manner set forth in the Proxy Statement.  Your vote will be recorded at the rescheduled Annual Meeting in accordance with your most recently submitted proxy.

Piedmont Lithium stockholders and CDI holders as of close of business on the Record Date who have not voted are encouraged to vote by following the instructions in the Proxy Statement.  Stockholders that need assistance voting or have questions may contact the Company’s proxy solicitation firm, Morrow Sodali, at PLL@investor.morrowsodali.com.

Previously, the voting cut-off date for CDI holders was 9 a.m. Australian Eastern Daylight Time, Thursday, January 6, 2022.  Due to the adjournment of the Annual Meeting, the voting cut-off time for CDI holders has now been extended to Friday, January 28, 2022 at 9 a.m. Australian Eastern Daylight Time.

The Company will continue to pay for the entire cost of soliciting proxies, including estimated fees of $65,000 payable to Morrow Sodali.

Whether or not you plan to attend the rescheduled virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the Proxy Statement found on our corporate website.

About Piedmont Lithium Inc.

Piedmont Lithium is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America.  The centerpiece of our operations, located in the renowned Carolina Tin Spodumene Belt of North Carolina, when combined with equally strategic and in demand mineral resources, and production assets in Quebec, and Ghana, positions us to be one of the largest, lowest cost, most sustainable producers of battery-grade lithium hydroxide in the world.  We will also be strategically located to best serve the fast-growing North American electric vehicle supply chain.  The unique geology, geography and proximity of our resources, production operations and customer base, will allow us to deliver valuable continuity of supply of a high-quality, sustainably produced lithium hydroxide from spodumene concentrate, preferred by most EV manufacturers.  Our planned diversified operations should enable us to play a pivotal role in supporting America’s move toward decarbonization and the electrification of transportation and energy storage.  As a member of organizations like the International Responsible Mining Association, and the Zero Emissions Transportation Association, we are committed to protecting and preserving our planet for future generations, and to making economic and social contributions to the communities we serve.  For more information please visit www.piedmontlithium.com.

Contact Information

For further information, please contact:

Keith Phillips
President & CEO
T: +1 973 809 0505
E: kphillips@piedmontlithium.com

Brian Risinger
VP – Investor Relations and Corporate Communications
T: +1 704 910 9688
E: brisinger@piedmontlithium.com